Exhibit 4.1(d)

Sensient Technologies Corporation

Third Amendment
Dated as of June 22, 2018

to

Note Purchase Agreement
Dated as of March 22, 2011

Re:          $25,000,000 4.47% Senior Notes, Series C, due November 28, 2018

Third Amendment to Note Purchase Agreement

This Third Amendment dated as of June 22, 2018 (the or this “Third Amendment”) to the Note Purchase Agreement dated as of March 22, 2011 is among Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), and each of the institutions which is a signatory to this Third Amendment (collectively, the “Noteholders”).

Recitals:

A.       The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of March 22, 2011 (the “Note Purchase Agreement”).  The Company has heretofore issued $25,000,000 aggregate principal amount of its 4.47% Senior Notes, Series C, due November 28, 2018 (the “Notes”).  The Noteholders are the holders more than 51% of the outstanding principal amount of the Notes.

B.        The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

C.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

D.        All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, Therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.	Amendments.

Section 1.1.      Section 10.6(d) of the Note Purchase Agreement shall be and is hereby amended by deleting the phrase “which qualifies as a sale under GAAP”.

Section 2.	Representations and Warranties of the Company.

Section 2.1.      To induce the Noteholders to execute and deliver this Third Amendment (which representations shall survive the execution and delivery of this Third Amendment), the Company represents and warrants to the Noteholders that:

(a)          this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

Sensient Technologies Corporation	Third Amendment

(b)          the Note Purchase Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)          the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)          as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing; and

(e)          all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date.

Section 3.	Conditions to Effectiveness of This Third Amendment.

Section 3.1.      This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a)          executed counterparts of this Third Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)          the Noteholders shall have received evidence satisfactory to them that amendments to (A) the Bank Credit Agreement, (B) the Note Purchase Agreement dated as of April 15, 2013 among the Company and the purchasers named in Schedule A thereto, (C) the Note Purchase Agreement dated as of November 6, 2015 among the Company and the purchasers named in Schedule A thereto and (D) the Note Purchase Agreement dated as of May 3, 2017 among the Company and the purchasers named in Schedule A thereto have in each case been executed and delivered with substantially similar terms to those included herein and are in full force and effect; and

Sensient Technologies Corporation	Third Amendment

(c)          the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Third Amendment shall become effective.

Section 4.	Payment of Noteholders’ Counsel Fees and Expenses.

Section 4.1.      The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.

Section 5.	Miscellaneous.

Section 5.1.      This Third Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Purchase Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

Section 5.3.      The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4.      This Third Amendment shall be governed by and construed in accordance with New York law.

Sensient Technologies Corporation	Third Amendment

Section 5.5.      The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Sensient Technologies Corporation

By
Its

Sensient Technologies Corporation	Third Amendment

Accepted and Agreed to:

[Required Holders]

By
Name:
Title: